DUPONT
OMNIBUS INCENTIVE PLAN
The name of the Plan is the DuPont Omnibus Incentive Plan. The purposes of the Plan are to (a) provide an additional incentive to selected employees, directors, independent contractors and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (b) strengthen the commitment of such individuals to the Company and its Affiliates, (c) motivate those individuals to faithfully and diligently perform their responsibilities and (d) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Cash Awards or any combination of the foregoing.
Effective as of the Effective Date, all references in this Plan document to DowDuPont Inc. shall be deemed changed to reflect the name of the Company as changed to DuPont de Nemours, Inc.

Section 1.	Subplans.
(a)    This Plan comprises Sections 1-34 hereof and two respective subplans, the provisions of Annex A and the provisions of Annex B. Sections 1-34 hereof together with Annex A constitute the E. I. du Pont de Nemours and Company Equity and Incentive Plan (the “DuPont Plan”) as amended and restated as of the Effective Date. Sections 1-34 hereof together with Annex B constitute The Dow Chemical Company 2012 Stock Incentive Plan (the “Dow Plan”) as amended and restated as of the Effective Date.
(b)    Effective as of the consummation of the transactions (the “Mergers”) contemplated by that certain Agreement and Plan of Merger dated as of December 11, 2015, as it was amended, by and among DowDuPont Inc., The Dow Chemical Company and E. I. du Pont de Nemours and Company, the DuPont Plan and Dow Plan were adjusted in certain respects to reflect the occurrence of such transactions, and as of and before the Effective Date, Historical DuPont Awards and Historical Dow Awards were adjusted as described in Section 1.09 of that certain Employee Matters Agreement effective as of April 1, 2019, by and among DowDuPont Inc., The Dow Chemical Company and Corteva, Inc. References herein to the DuPont Plan, the Dow Plan, Historical DuPont Awards and Historical Dow Awards shall be deemed to refer to such plans and awards after giving effect to such adjustments.
(c)    For purposes of administering and interpreting this Plan, (i) the Plan exclusive of Annex B shall apply to (A) Historical DuPont Awards and (B) Awards granted on or after the Effective Date that are made subject to Annex A, and (ii) the Plan exclusive of Annex A shall apply to (A) Historical Dow Awards and (B) Awards granted on or after the Effective Date that are made subject to Annex B, provided that, in any event, subject to Section 1(b), the terms of each respective Historical DuPont Award and Historical Dow Award as in effect immediately before the Effective Date shall apply to and govern such Award.
(d)    No Award shall be granted pursuant to Annex A that could not have been granted under the DuPont Plan as in effect immediately before the Effective Date, and no Award (other than a Cash Award) shall be granted pursuant to Annex B that could not have been granted under the Dow Plan as in effect immediately before the Effective Date; provided, however, that (i) if the Administrator purports to grant an Award under Annex A that cannot be granted under the DuPont Plan as in effect immediately before the Effective Date, but can be granted under the Dow Plan as in effect immediately before the Effective Date (including with respect to the number of available shares thereunder), then such Award shall be deemed to have been granted pursuant to Annex B; and (ii) if the Administrator purports to grant an Award under Annex B that cannot be granted under the Dow Plan as in effect immediately before the Effective Date, but can be granted under the DuPont Plan as in effect immediately before the Effective Date (including with respect to the number of available shares thereunder), then such Award shall be deemed to have been granted pursuant to Annex A.

Section 2.	Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)    “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3.
(b)    “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.
(c)    “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.
(d)    “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash Award granted under the Plan.
(e)    “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
(f)    “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(g)    “Board” means the Board of Directors of the Company.
(h)    “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.
(i)    “Cash Award” means cash awarded under Section 11, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.
(j)    “Cause”, with respect to Awards granted after the Effective Date and Historical DuPont Awards, shall have the meaning set forth in the Participant’s employment or other agreement with the Company, any Subsidiary or any Affiliate, if any, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean (i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the employing Company, Subsidiary or Affiliate that specifically identifies the alleged manner in which the Participant has not substantially performed the Participant’s duties, or (ii) the willful engaging by the Participant in illegal conduct or misconduct that is injurious to the Company or any Subsidiary or Affiliate, including without limitation any breach of the Company’s Code of Business Conduct or other applicable ethics policy.
(k)     “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 is appropriate.
(l)    “Change in Control”, with respect to Awards granted on or after the Effective Date, means that the event set forth in any one of the following paragraphs shall have occurred:
(i)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
(ii)the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in (I) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (II) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto; or
(v)a corporate transaction or series of transactions involving a sale or other disposition of a business of, or operations relating to, the Company or any of its Affiliates (whether by sale, spin-off, split-off, divestiture or other disposition of an organizational unit or business unit of the Company or one of its subsidiaries) that the Administrator expressly determines in its discretion, before the occurrence of such transaction or the completion of such series of transactions, to deem such transaction or series of transactions as a Change in Control for purposes of the Plan with respect to some or all of the Participants.
Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of common shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions; and (ii) to the extent necessary to avoid the imposition of adverse taxation under Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(m)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(n)    “Committee” means the Compensation Committee of the Board or any other committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 and any other qualifications required by the applicable stock exchange on which the Common Stock is traded.
(o)    “Common Stock” means the common stock of the Company, having a par value of $0.01 per share.
(p)    “Company” means DowDuPont Inc., a Delaware corporation, as renamed E. I. du Pont de Nemours and Company effective as of the Effective Date (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).
(q)    “Disability”, (i) with respect to Awards granted on or after the Effective Date, (A) shall have the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define such term, then (B) shall mean that a Participant is considered to be disabled within the meaning of the applicable Company benefit plan or, if no such Company benefit plan exists, then (C) shall not be applicable with respect to this Plan; (ii) with respect to Historical DuPont Awards, shall mean that a Participant is considered to be disabled within the meaning of the applicable Company benefit plan; and (iii) with respect to Historical Dow Awards, (A) shall have the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define such term, then (B) shall not be applicable with respect to this Plan.
(r)    “Dividend Equivalents” means an amount payable in cash or Common Stock, as determined by the Committee, with respect to an Award equal to what would have been received if the shares underlying the Award had been owned by the Participant.
(s)    “Effective Date” has the meaning set forth in Section 19.
(t)    “Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.
(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(v)    “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award and (ii) with respect to a Stock Appreciation Right, the base price per share of such Stock Appreciation Right.
(w)    “Fair Market Value” of a share of Common Stock or another security as of a particular date means the fair market value as determined by the Administrator in its sole discretion; provided, that, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.
(x)    “Free Standing Rights” has the meaning set forth in Section 8.
(y)    “Full Value Award” means any Award, other than an Option or Stock Appreciation Right, which Award is settled in Stock.
(z)    “Good Reason”, with respect to Awards granted after the Effective Date and Historical DuPont Awards, means (i) a material diminution in the Participant’s base compensation, (ii) a material diminution in the Participant’s authority, duties, or responsibilities, or (iii) a material change in the geographic location at which the Participant must perform his/her services for the Company.
(aa)    “Historical Dow Award” means any Award that was outstanding under the Dow Plan as of immediately before the Effective Date.
(bb)    “Historical DuPont Award” means any Award that was outstanding under the DuPont Plan as of immediately before the Effective Date.
(cc)    “Incentive Compensation” means annual cash bonus and any Award.
(dd)    “ISO” means an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.
(ee)    “Nonqualified Stock Option” means an Option that is not designated or that otherwise does not qualify as an ISO.
(ff)    “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
(gg)    “Other Stock-Based Award” means a right or other interest granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including without limitation unrestricted Shares, Dividend Equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.
(hh)    “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
(ii)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(jj)    “Plan” means this Omnibus Incentive Plan, comprising the DuPont Plan and the Dow Plan (each term as defined in Section 1(a)).
(kk)    “Related Rights” has the meaning set forth in Section 8.
(ll)    “Restricted Period” has the meaning set forth in Section 9.
(mm)    “Restricted Stock” means a Share granted pursuant to Section 9 subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.
(nn)    “Restricted Stock Unit” means the right granted pursuant to Section 9 to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.
(oo)    “Rule 16b-3” means Rule 16b-3 under the Exchange Act.
(pp)    “Section 16 Officer” means any officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such individual is a Section 16 Officer at the time the determination to recoup compensation is made.
(qq)    “Securities Act” means the Securities Act of 1933, as amended from time to time.
(rr)    “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 8 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(ss)     “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(tt)    “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.
(uu)    “Term” has the meaning set forth in Section 3.
(vv)    “Transfer” has the meaning set forth in Section 17.

Section 3.	Administration.
(a)    The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3.
(b)    Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i)to select those Eligible Recipients who shall be Participants;
(ii)to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash Awards, Other Stock-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including without limitation (A) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (B) the performance goals and periods applicable to Awards, (C) the Exercise Price of each Option and Stock Appreciation Right or the purchase price of any other Award, (D) the vesting schedule and terms applicable to each Award, (E) the number of Shares or amount of cash or other property subject to each Award and (F) subject to the requirements of Section 409A of the Code (to the extent applicable), amendments to the terms and conditions of outstanding Awards, including without limitation extending the exercise period of such Awards and accelerating the vesting and/or payment schedules of such Awards; provided, however, that such acceleration may only occur in the event of the Participant’s death or Disability);
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(vi)to determine Fair Market Value in accordance with the terms of the Plan;
(vii)to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;
(viii)to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(ix)to establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided that any subplans and modifications to Plan terms and procedures established hereby shall be attached to the Plan as appendices;
(x)to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and
(xi)to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an annex or annexes to the Plan.
(c)    Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price of less than Fair Market Value in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.
(d)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.
(e)    The expenses of administering the Plan shall be borne by the Company and its Affiliates.
(f)    If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or by unanimous written consent of the Committee’s members. Subject to the provisions of applicable law, the Board may also delegate to one or more officers, acting alone or together with one or more members of the Board, authority to grant awards to employees subject, however, to prescribed limits set forth in the resolutions of the Board delegating such authority.
(g)    The aggregate value of all Awards that may be granted during any fiscal year to an individual nonemployee director may not exceed (i) $500,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules), plus (ii) an additional $500,000 in value for one-time Awards to a newly appointed or elected nonemployee director.

Section 4.	Shares Reserved for Issuance Under the Plan.
With respect to Shares available for issuance under the Plan, Annex A shall apply to the extent Awards are subject to Annex A, and Annex B shall apply to the extent Awards are subject to Annex B.

Section 5.	Equitable Adjustments.
Except as provided in an Award Agreement or as otherwise provided in the Plan, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (a) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (b) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (c) the exercise price, grant price or purchase price relating to any Award, (d) the performance goals and (e) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

Section 6.	Eligibility.
The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients. Each Award Agreement in respect of an Award made after the Effective Date shall specify whether the Award is being issued subject to Annex A or Annex B.

Section 7.	Options.
(a)    General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.
(b)    Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.
(c)    Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.
(d)    Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments.
(e)    Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.
(f)    ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code), if any, or a Subsidiary of the Company.
(i)ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code), if any, or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.
(ii)$100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.
(iii)Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.
(iv)Share Limits. No more than 141,020,000 Shares may be made subject to ISOs granted after the Effective Date pursuant to Annex A, and no more than 95,000,000 Shares may be made subject to ISOs granted after the Effective Date pursuant to Annex B.
(g)    Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.
(h)    Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and unprotected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, as and to the extent determined in the discretion of the Administrator.
(i)    No Shareholder Rights. A Participant shall have no rights to dividends, Dividend Equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 16.
(j)    Additional Terms (Dow Awards). Options subject to Annex B shall not be granted in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

Section 8.	Stock Appreciation Rights.
(a)    General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made. Each Participant who is granted a Stock Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)    Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 16.
(c)    Exercise Price. The Exercise Price of Shares purchasable under a Stock Appreciation Rights shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Stock Appreciation Rights be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.
(d)    Exercisability.
(i)Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 and this Section 8.
(e)    Payment Upon Exercise.
(i)Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(ii)A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii)Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(f)    Termination of Employment or Service. Treatment of a Stock Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.
(g)    Term.
(i)The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(ii)The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h)    Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, as and to the extent determined in the discretion of the Administrator.
(i)    No Shareholder Rights. A Participant shall have no rights to dividends, Dividend Equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 16.

Section 9.	Restricted Stock and Restricted Stock Units.
(a)    General. Restricted Stock or Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made. Each Participant who is granted Restricted Stock or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine in its sole discretion (subject to Section 3), including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to Transfer, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Stock and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.
(b)    Awards and Certificates.
(i)Except as otherwise provided below in Section 9(c), (A) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Stock and (B) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award. For the avoidance of doubt, Restricted Stock may, in the Company’s sole discretion, be issued in uncertificated form.
(ii)The Company may require that the share certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Except to the extent otherwise provided in the Plan, certificates for shares of unrestricted Common Stock may be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock.
(iii)With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units Award.
(iv)Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form, in the Company’s sole discretion) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.
(c)    Restrictions and Conditions. The Restricted Stock or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:
(i)The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments.
(ii)Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award shall only become payable if (and to the extent) the underlying Restricted Stock vests. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, to the extent an Award Agreement provides (and only to that extent) and further subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units shall be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant.
(iii)The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service as a director, independent contractor or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)    Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represent the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.
(e)    Minimum Vesting. Notwithstanding anything to the contrary in this Section 9 (but in each case subject to Section 5, Section 9(c)(iii) and Section 12):
(i)With respect to any Restricted Stock or Restricted Stock Unit (or Other Stock-Based Award granted subject to Annex A and settled in Shares) that (i) is based on the achievement of performance criteria, the applicable performance period shall not be less than the first anniversary following the date of grant, and (ii) is based solely upon the continued performance of services or passage of time, the Award may not vest or be settled in full prior to the third anniversary following the date of grant (but may be subject to pro-rata vesting over such period), subject in each case to clauses (ii) and (iii), below.
(ii)With respect to any Award described in clause (i), above, that is subject to Annex A, (A) no portion thereof may vest prior to the first anniversary following the date of grant, and (B) the limitations set forth in this Section 9(e) shall not apply if the Award is granted to a Participant upon commencement of the Participant’s employment.
(iii)With respect to any Award described in clause (i), above, that is subject to Annex B, (A) the Committee may provide for the satisfaction and/or lapse of all applicable conditions in the event of the Participant’s death, disability or retirement, (B) the Committee may provide that any such restriction or limitation will not apply if the Award is granted in payment or settlement of compensation that has been earned by the Participant, and (C) up to 5% of the aggregate number of shares of Common Stock authorized for issuance under this Plan (as described in Annex B) may be issued pursuant to such Awards without respect to the limitations set forth in this Section 9(e).
(f)    Additional Terms (DuPont Awards). To the extent Restricted Stock or Restricted Stock Units are subject to Annex A,
(i)If and to the extent that the applicable Award Terms so provide, a Participant shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Terms, any Stock received as a dividend on or in connection with a stock split shall be subject to the same restrictions as such Restricted Stock.
(ii)Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Participant with the right to receive Dividend Equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned or vested), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of Dividend Equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.
(g)    Additional Terms (Dow Awards). To the extent Restricted Stock or Restricted Stock Units are subject to Annex B,
(i)Dividends and Distributions. Participants in whose name Restricted Stock are granted shall be entitled to receive all dividends and other distributions paid with respect to those shares of Common Stock, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Unless otherwise provided in the Award Agreement, during the period prior to shares being issued in the name of a Participant under any Stock Unit, the Company shall pay or accrue Dividend Equivalents on each date dividends on Common Stock are paid, subject to such conditions as the Committee may deem appropriate. The time and form of any such payment of Dividend Equivalents shall be specified in the Award Agreement. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid during the performance period with respect to Awards of Restricted Stock or Restricted Stock Units that are subject to performance-based vesting criteria, and no dividends or Dividend Equivalents will be paid with respect to performance-based Restricted Stock or shares underlying performance-based Restricted Stock Units that do not vest.

Section 10.	Other Stock-Based Awards (DuPont Awards).
(a)    This Section 10 shall apply to the extent an Award is subject to Annex A.
(b)    Other Stock-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted. Each Participant who is granted an Other Stock-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or Dividend Equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11.	Cash Awards.
(a)    The Administrator may grant Awards that are denominated in, or payable to Participants solely in, cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and, such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time.
(b)    Additional Terms (DuPont Awards). To the extent Cash Awards are subject to Annex A, (i) the maximum value of the aggregate payment that any Participant may receive with respect to Cash Awards pursuant to this Section 11 in respect of any annual performance period is $15 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve (12); and (ii) payments earned in respect of any Cash Award may be decreased in the sole discretion of the Committee based on such factors as it deems appropriate.

Section 12.	Change in Control.
(a)    Unless otherwise determined by the Committee or evidenced in an applicable Award Terms or employment or other agreement, in the event of a Change in Control:
(i)Options and Stock Appreciation Rights.
(A)    If the Company is the surviving entity or the surviving entity assumes the Options or SARs or substitutes in lieu thereof equivalent stock options or SARs relating to the stock of such surviving entity (“Substitute Options/SARs”), the Options/SARs or the Substitute Options/SARs, as applicable, shall be governed by their respective terms;
(B)    If the Company is the surviving entity or the surviving entity assumes the Options/SARs or issues Substitute Options/SARs, and the Participant is terminated without Cause or for Good Reason within twenty-four (24) months following the Change in Control, Options/SARs or Substitute Options/SARs held by the Participant that were not previously vested and exercisable shall become fully vested and, to the extent an Award is subject to Annex A, shall remain exercisable until the date that is two (2) years following the date of such termination, or the original expiration date, whichever first occurs;
(C)    If the Company is not the surviving entity, and the surviving entity does not assume the Options/SARs or issue Substitute Options/SARs, each Option/SAR shall become fully vested and cancelled in exchange for a cash payment in an amount equal to (i) the excess of Fair Market Value per share of the Stock subject to the Award immediately prior to the Change in Control over the exercise or base price (if any) per share of Stock subject to the Award multiplied by (ii) the number of shares of Stock subject to the Option/SAR.
(ii)Other Awards Not Subject to Performance Goals.
(A)    If the Company is the surviving entity or the surviving entity assumes Awards (other than Options or SARs) not subject to performance goals (“Time-Vested Awards”) or substitutes in lieu thereof equivalent stock awards relating to the stock of such surviving entity (“Substitute Awards”), the Time-Vested Awards or the Substitute Awards, as applicable, shall be governed by their respective terms;
(B)    If the Company is the surviving entity or the surviving entity assumes the Time-Vested Awards or issues Substitute Awards, and the Participant is terminated without Cause or for Good Reason within twenty-four (24) months following the Change in Control, Time-Vested Awards or Substitute Awards held by the Participant that were not previously vested shall become fully vested;
(C)    If the Company is not the surviving entity, and the surviving entity does not assume the Time-Vested Awards or issue Substitute Awards, the Time-Vested Awards shall become fully vested and cancelled in exchange for a cash payment in an amount equal to the Fair Market Value per share of the Stock subject to the Award immediately prior to the Change in Control multiplied by the number of shares of Stock subject to the Award.
(iii)Other Awards Subject to Performance Goals.
(A)    To the extent Awards (other than Options or SARs) subject to performance goals are subject to Annex A, such Awards shall be converted into Time-Vested Awards at target, without proration, and continue to vest as though such Award had originally been granted as a Time-Vested Award with a restricted period equal in length to the performance period of such Award. Such Time-Vested Award shall thereafter be governed in accordance with their respective otherwise applicable terms and subsection (ii) above.
(B)    To the extent Awards (other than Options or SARs) subject to performance goals are subject to Annex B, and if either (x) such Awards are not assumed or substituted for equivalent awards relating to the stock of the surviving entity (and otherwise governed by their respective terms), or (y) such Awards are so assumed or substituted but the Participant is thereafter terminated without Cause or for Good Reason within twenty-four (24) months following the Change in Control, then in either case the Participant shall have the right to receive a payment based on performance through a date determined by the Committee prior to the Change in Control (unless such performance cannot be determined, in which case the Participant shall have the right to receive a payment equal to the target amount payable).
(b)    The Committee may, in its sole discretion, provide that: (i) each Award shall, upon the occurrence of a Change in Control, be canceled in exchange for a payment in an amount equal to (A) the Fair Market Value per share of the Stock subject to the Award immediately prior to the Change in Control over the exercise or base price (if any) per share of Stock subject to the Award multiplied by (B) the number of Shares granted under the Award; and (ii) each Award shall, upon the occurrence of a Change in Control, be canceled without payment therefore if the Fair Market Value per share of the Stock subject to the Award immediately prior to the Change in Control is less than the exercise or purchase price (if any) per share of Stock subject to the Award.
(c)    Notwithstanding the foregoing, except as otherwise determined by the Board, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(d)    To the extent an Award is subject to Annex A and unless otherwise provided by the Committee or set forth in a Grantee’s Award Terms, notwithstanding the provisions of this Plan, in the event that any payment or benefit received or to be received by the Grantee in connection with a Change in Control or the termination of the Grantee’s employment or service (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any Subsidiary, any Affiliate, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, “Total Payments”) would be subject (in whole or part), to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the payment or benefit to be received by the Grantee upon a Change in Control shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments).

Section 13.	Deferral of Gains (Dow Awards).
To the extent an Award is subject to Annex B, the Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Stock upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of Incentive Compensation. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Common Stock or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

Section 14.	Amendment and Termination.
The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 15.	Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 16.	Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 17.	Transfer of Awards.
Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator, an Option or a Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 18.	Continued Employment or Service.
Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 19.	Effective Date.
The Plan as set forth herein shall be effective as of the date of distribution to Company shareholders of the common stock of Corteva, Inc. (the “Effective Date”).

Section 20.	Electronic Signature.
A Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 21.	Term of Plan.
No Award shall be granted subject to Annex A after March 1, 2021, and no Award shall be granted subject to Annex B after May 10, 2022, but in each case Awards theretofore granted may extend beyond that date.

Section 22.	Securities Matters and Regulations.
(a)    Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b)    Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(c)    In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 23.	Section 409A of the Code.
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under the Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 24.	Notification of Election Under Section 83(b) of the Code.
If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 25.	No Fractional Shares.
No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 26.	Beneficiary.
A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 27.	Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 28.	Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 29.	Clawback.
(a)    Each Award granted under the Plan shall be subject to any applicable recoupment policy maintained by the Company or any of its Affiliates as in effect from time to time.
(b)    Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 30.	Governing Law.
The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 31.	Indemnification.
To the extent allowable pursuant to applicable law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of Applicable Law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 32.	Titles and Headings, References to Sections of the Code or Exchange Act.
The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code, the Securities Act or the Exchange Act shall include any amendment or successor thereto.

Section 33.	Successors.
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 34.	Relationship to other Benefits.
No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
Section 35.

A
DUPONT
OMNIBUS INCENTIVE PLAN
ANNEX A
Subject to Section 1(b) of the Plan, the maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) shall be 110,000,000 (as adjusted to reflect the Mergers) and shall be subject to adjustment as provided herein; provided that each share in excess of 30,000,000 (as adjusted to reflect the Mergers) issued under the Plan pursuant to a Full Value Award shall be counted against the foregoing Share Limit as four and one-half shares for every one share actually issued in connection with such Award. (For example, if 32,000,000 shares of Restricted Stock are granted under this Plan, 39,000,000 shall be charged against the Share Limit in connection with that Award (in each case as adjusted to reflect the Mergers).) The aggregate number of shares of Stock made subject to Awards granted during any fiscal year to any single individual shall not exceed 3,846,000. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Upon the exercise of a SAR, the total number of shares subject to such SAR shall not again be available for Awards under the Plan.
For purposes of all then-outstanding Historical DuPont Awards, a Change in Control (as defined below) occurred on August 31, 2017. “Change in Control”, with respect to Historical DuPont Awards, means that the event set forth in any one of the following paragraphs shall have occurred:
(i)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
(ii)the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in (I) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (II) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto; or

Section 36.
a corporate transaction or series of transactions involving a sale or other disposition of a business of, or operations relating to, the Company or any of its Affiliates (whether by sale, spin-off, split-off or other transaction) that the Board expressly determines in its discretion to be appropriate to deem such transaction or series of transactions as a Change in Control for purposes of the Plan with respect to some or all of the Participants.

DUPONT
OMNIBUS INCENTIVE PLAN
ANNEX B
Subject to Section 1(b) of the Plan:
(a)    Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan, as of February 13, 2014 (subject to grants, forfeitures and recycling since that date), shall not exceed 95,000,000, plus any shares of Common Stock that were subject to outstanding awards under the Prior Plans as of the Original Effective Date (such awards the “Prior Plan Awards”) that are subsequently canceled, expired, forfeited or otherwise not issued under a Prior Plan Award or settled in cash. Any shares of Common Stock issued under Options or Stock Appreciation Rights shall be counted against the number of shares issuable under the Plan on a one-for-one basis and any shares of Common Stock issued pursuant to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.1 shares of Common Stock for every one (1) share of Common Stock subject to such Award. Shares of Common Stock subject to Prior Plan Awards that, after the Original Effective Date, are canceled, expired, forfeited or otherwise not issued under the Prior Plan Award or settled in cash shall be added to the number of shares of Common Stock issuable under the Plan as one (1) share of Common Stock if such shares were subject to options or stock appreciation rights granted under the Prior Plans, and as 2.1 shares of Common Stock if such shares were subject to awards other than options or stock appreciation rights granted under the Prior Plans. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section 5 of the Plan shall be subject to adjustment as provided in Section 5 of the Plan. The shares of Common Stock issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.
(b)    Issuance of Shares. For purposes of clause (a) of this Annex B, the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares of Common Stock actually issued upon exercise or settlement of an Award, and shares of Common Stock subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and shares of Common Stock subject to Awards settled in cash shall not count as shares of Common Stock issued under this Plan. Notwithstanding the foregoing, the following shares of Common Stock will not be added back (or with respect to Prior Plan Awards, will not be added) to the aggregate number of shares of Common Stock available for issuance: (i) shares of Common Stock that were subject to a stock-settled Stock Appreciation Right (or a stock appreciation right granted under a Prior Plan) and were not issued upon the net settlement or net exercise of such Stock Appreciation Right (or stock appreciation right granted under a Prior Plan), (ii) shares of Common Stock delivered to or withheld by the Company to pay the exercise price of an Option (or an option granted under a Prior Plan), (iii) shares of Common Stock delivered to or withheld by the Company to pay the withholding taxes related to an Option or Stock Appreciation Right (or an option or stock appreciation right granted under a Prior Plan), or (iv) shares of Common Stock repurchased on the open market with cash proceeds from exercise of an Option (or option granted under a Prior Plan). Any shares of Common Stock that again become available for grant pursuant to this Annex B shall be added back as one (1) share of Common Stock if such shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under a Prior Plan, and as 2.1 shares of Common Stock if such shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or subject to awards other than options or stock appreciation rights granted under the Prior Plans. In addition, any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan.
(c)    Tax Code Limits. The aggregate number of shares of Common Stock subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 3,000,000. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 95,000,000, as of February 13, 2014 (subject to grants, forfeitures and recycling since that date, as applicable), which number shall be calculated and adjusted pursuant to Section 5 of the Plan only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.
(d)    Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination. For purposes of this clause (e) of Annex B, “Substitute Awards” means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
For purposes of all then-outstanding Historical Dow Awards, a Change in Control (as defined below) occurred on August 31, 2017. “Change in Control”, with respect to Historical Dow Awards, means the consummation of:
(i)a change in ownership of a corporation where one person, or more than one person acting as a group acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation (including without limitation the consummation of a transaction having such effect); or
(ii)a change in the effective control of the corporation under which either: (A) any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30% or more of the total voting power of the stock of the corporation; or (B) a majority of members of the corporation’s board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election.